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                                                                  Exhibit 10.116

             AMENDED AND RESTATED CONSOLIDATED TERM PROMISSORY NOTE

$14,411,704.00                                                March 31, 2004

         FOR VALUE RECEIVED, the undersigned, TIMCO AVIATION SERVICES, INC., a Delaware corporation (the "BORROWER"), HEREBY PROMISES TO PAY to the order of LJH, LTD., a Texas limited partnership (the "LENDER"), the principal amount of FOURTEEN MILLION, FOUR HUNDRED ELEVEN THOUSAND, SEVEN HUNDRED FOUR and NO/100 DOLLARS (or such lesser amount as shall have been advanced and remain outstanding hereunder) on January 31, 2008 (or if not a Business Day (defined below), the next preceding Business Day) (the "MATURITY DATE").

         1. Interest. The Borrower further promises to pay interest on the unpaid principal amount of the indebtedness evidenced hereby from January 1, 2004 until such principal amount is paid in full at a per annum rate of interest equal to eighteen percent (18%). Accrued interest shall be payable as follows: six percent (6%) per annum shall be payable, in arrears, on January 31, 2005, on August 31, 2005, and on the last day of each consecutive six-month period thereafter and, if not theretofore paid in full, on the Maturity Date. On each date a cash interest payment is due (an "INTEREST PAYMENT DATE"), the unpaid portion of all accrued interest shall automatically compound and be deemed paid, and shall thereafter accrue interest from such Interest Payment Date at the rate of interest provided for herein. Notwithstanding the foregoing, effective immediately upon the occurrence of an Event of Default (as such term is defined below), and for as long thereafter as such Event of Default shall be continuing unwaived, the principal balance outstanding hereunder shall bear interest at the lesser of: (i) twenty (20%) percent per annum; (ii) or the highest rate permitted by applicable law. Interest at the per annum rate set forth above will be calculated at a daily rate for a year of 365/366 days (as the case may be); that amount is multiplied by the actual number of days for which any principal is outstanding hereunder). Notwithstanding any contrary provision of this Note, the Lender does not intend to charge and the Borrower shall not be required to pay any amount of interest or other charges in excess of the maximum permitted by applicable law. The Borrower agrees that during the full term hereof, the maximum lawful interest rate for this Note as determined under Texas law shall be the indicated weekly ceiling as specified in Chapter 303 of the Texas Finance Code, as amended. Further, to the extent that any other lawful rate ceiling exceeds the rate ceiling so determined then the higher rate ceiling shall apply. Any payment in excess of such maximum shall be refunded to Borrower or credited against principal, at the option of the Lender.

         2. Use of Proceeds. This Note consolidates the following indebtedness of Borrower to Lender: (i) purchase money loan made on October 11, 2002 in the original principal amount of $1,300,000, plus accrued and unpaid interest thereon through March 31, 2004 of $193,237, the proceeds of which were used to acquire 100% of the capital stock and assets of Brice Manufacturing Company, Inc. ("Brice Purchase Money Loan"); (ii) loans aggregating $6,050,000 in principal from May 14, 2003 through July 3, 2003, plus accrued and unpaid interest thereon through March 31, 2004 of $817,573, the proceeds of which were used to refinance indebtedness of subsidiaries of Borrower to Citicorp USA, Inc., as Agent ("Credit Facility Refinancing Loan"); (iii) purchase money loan on May 14, 2003 in the original principal amount of $900,000, plus accrued and unpaid interest thereon through March 31, 2004 of $112,484, the proceeds of which were used to acquire certain inventory located at the Phoenix Goodyear Airport, Goodyear, Arizona pursuant to that certain
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Bill of Sale dated May ___, 2003 from Lender in favor of Borrower ("Goodyear
Inventory Purchase Money Loan"); and (iv) loans aggregating $5,000,000 made on January 30, 2004 to refinance a portion of that certain $10,000,000 term loan from Bank of America, N.A. to Borrower extended on February 14, 2001 ("Term Loan Refinancing Loan"), plus accrued and unpaid interest thereon through March 31, 2004 of $38,409. This Note amends and restates and replaces in its entirety that certain Term Promissory Note dated as of May 14, 2003 from Borrower in favor of Lender in the original principal amount of $7,350,000 and that certain $5,000,000 Term Promissory Note dated as of January 30, 2004 from Borrower in favor of Lender.

         3. Payments. All payments of principal and interest (to the extent the Borrower elects to pay interest in cash on an Interest Payment Date) in respect of this Note shall be made to the Lender in lawful money of the United States of America in same day funds on the date due at the Lender's office designated below. Funds received by the Lender as aforesaid no later than 4:00 p.m. (Houston time) on any given Business Day shall be credited against payment to be made that day and funds received by the Lender after that time shall be deemed to have been paid on the next succeeding Business Day. "BUSINESS DAY" shall mean a day in the applicable local time which is not a Saturday or Sunday or a legal holiday and on which banks are not required or permitted by law or other governmental action to close in Houston, Texas. All payments made on account of principal hereof and interest thereon shall be recorded by the Lender on its books and records.

         4. Subordination. The indebtedness evidence by this Note shall be subordinate and inferior in right of payment to (i) the obligations evidenced by that certain Financing Agreement among Borrower, certain subsidiaries of Borrower, the financial institutions from time to time party thereto and The CIT Group / Business Credit, Inc., as agent (in such capacity,"CIT") dated as of April 5, 2004 ("CIT Credit Agreement"); and (ii) the obligations evidenced by that certain Financing Agreement among Borrower, certain subsidiaries of Borrower and Hilco Capital LP ("Hilco") dated as of April 5, 2004 ("Hilco Credit Agreement"). The indebtedness evidenced by this Note, and the rights and remedies of the holder of this Note, is subject in all respects to that certain Intercreditor Agreement dated as of April 5, 2004 among the Lender and Hilco (the "CIT/HILCO Intercreditor Agreement"), and the holder of this Note shall not take any actions against the Borrower or any of its property in contravention of the terms of the CIT/HILCO Intercreditor Agreement.

         5. Pari Passu. The indebtedness evidenced by this Note shall be pari passu, and otherwise equal in right of payment and on parity with, the indebtedness evidenced by (i) that certain Indenture dated February 28, 2002, as amended, among the Borrower, certain subsidiaries of the Borrower, and HSBC Bank USA, as Trustee, and (ii) senior in right of

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payment to (x) the indebtedness evidenced by that certain Indenture dated as of
February 17, 1998, as amended, among the Borrower, certain subsidiaries of the Borrower, and SunTrust Bank, as Trustee and (y) the indebtedness evidenced by that certain Indenture dated as of September 20, 2002, as amended, among the Borrower, certain subsidiaries of the Borrower, and HSBC Bank USA, as Trustee.

         6. Representations. The Borrower hereby represents and warrants to the Lender that the execution, delivery and performance of this Note by the Borrower and the other agreements and documents executed and delivered in connection therewith by the Borrower (collectively, the "ANCILLARY DOCUMENTS") do not and will not (i) conflict with the organizational documents or by-laws of Borrower, (ii) constitute a tortious interference with any contractual obligation of the Borrower or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any applicable law or contractual obligation of the Borrower, or require termination of any such contractual obligation, or (iii) require any approval of the shareholders of the Borrower.

         7. Authority and Enforceability. The Borrower has the requisite power and authority to execute, deliver and perform this Note and the Ancillary Documents. The execution, delivery and performance of this Note and the Ancillary Documents have been duly authorized by all necessary corporate action of the Borrower and such authorization has not been rescinded. No other corporate action or proceedings on the part of the Borrower are necessary to consummate such transactions. This Note and the Ancillary Documents have been duly executed and delivered on behalf of the Borrower and constitute Borrower's legal, valid and binding obligations, enforceable against the Borrower in accordance with their respective terms.

         8. Events of Default. Each of the following occurrences shall constitute an Event of Default under this Note:

         (a) Failure to Make Payments When Due. The Borrower shall fail to pay when due any principal of or interest on the indebtedness evidenced by this
Note in accordance with the terms hereof (for purposes of clarification, the Borrower's election to allow interest to automatically compound and be deemed paid hereunder shall not constitute an Event of Default under this Note).

         (b) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) An involuntary case of bankruptcy shall be commenced against the Borrower and the petition shall not be dismissed, stayed, bonded or discharged within thirty (30) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law; or (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower shall be entered.

         (c) Voluntary Bankruptcy; Appointment of Receiver, Etc. The Borrower shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a

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voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the Borrower shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due; or the shareholders or board of directors (or equivalent) of the Borrower adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

         (d) Dissolution. Any order, judgment or decree shall be entered against the Borrower decreeing its involuntary dissolution or split-up and such order shall remain undischarged and unstayed for a period in excess of thirty
(30) days; or the Borrower shall otherwise dissolve, be dissolved, or cease to exist except as specifically permitted by this Note.

         (e) Cross-Default. There shall have occurred an acceleration of the indebtedness evidenced by the CIT Credit Agreement or the Hilco Credit Agreement (or any credit agreement executed in respect of the refinancing of the CIT Credit Agreement or the Hilco Credit Agreement).

         Upon the occurrence and during the continuance of any Event of Default described in clauses (b) through (d) above, the unpaid principal amount evidenced by this Note shall become, and upon the occurrence and during the continuance of all other Events of Default, such unpaid principal amount may be declared by the Lender to be, due and payable. Upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized at any time, at its option and without notice or demand, to set off and charge against any deposit accounts of the Borrower (as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of the Borrower), which at any time shall come into the possession or custody or under the control of the Lender or any of its agents, affiliates or correspondents, any and all obligations due hereunder. Additionally, the Lender shall have all rights and remedies available under the Note and each of the agreements and documents executed and delivered in connection therewith, as well as all rights and remedies available at law or in equity.

         9. Transaction Expenses. The Borrower agrees upon demand to pay, or reimburse the Lender for all of the Lender's reasonable internal and external audit, legal, filing, document duplication and reproduction, and investigation expenses and for all other out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisers, and other consultants and agents) incurred by the Lender in connection with (i) the preparation, negotiation, and execution of this Note and the agreements and documents executed and delivered in connection therewith and the Lender's periodic reviews and audits of the Borrower; (ii) the preparation, negotiation, execution and interpretation of this Note and the agreements and documents executed and delivered in connection therewith; (iii) consultation with attorneys in connection therewith and with respect to the Lender's rights and responsibilities under this Note and the agreements and documents executed and delivered in connection therewith; (iv) the protection, collection or enforcement of any of the obligations evidenced hereby or by such other agreements and documents; (v) the commencement, defense or intervention in any court proceeding relating in any way to such obligations, the Borrower, this Note or any of such other agreements and documents; (vi) the response to, and preparation for, any subpoena or request for document production with which the Lender is served or

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deposition or other proceeding in which the Lender is called to testify, in each case, relating in any way to such obligations, the Borrower, this Note or any of such other agreements and documents; and (vii) any amendments, consents, waivers, assignments, restatements, or supplements to this Note or any of such agreements and documents and the preparation, negotiation, and execution of the same (collectively "Transaction Expenses").

         10. Enforcement Expenses. The Borrower further agrees to pay or reimburse the Lender, upon demand, for all out-of-pocket costs and expenses, including, without limitation reasonable attorneys' fees (including costs of settlement) incurred by the Lender after the occurrence of an Event of Default
(i) in enforcing this Note and the agreements and documents executed and delivered in connection therewith and the security therefor or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Note in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the obligations evidenced hereby or the Borrower and related to or arising out of the transactions contemplated hereby or by any of the agreements and documents executed in connection herewith, and (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses (i) through (iii) above (collectively "Enforcement Expenses").

         11. Indemnity. The Borrower further agrees (a) to indemnify and hold harmless the Lender and each of its officers, directors, employees, attorneys and agents (collectively, the "INDEMNITEES") from and against any and all liabilities, obligations, losses (other than loss of profits), damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever and including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of
(i) this Note or the agreements and documents executed and delivered in connection therewith, the making of the loans evidenced hereby, the management of such loans, the use or intended use of the proceeds of such loans, or any of the other transactions contemplated by any of the agreements and documents executed and delivered in connection herewith, or (ii) any liabilities and costs relating to any violation by the Borrower or its predecessors-in-interest of any environmental, health or safety requirements of law, the past, present or future operations of the Borrower or its predecessors-in-interest, or the past, present or future environmental, health or safety condition of any respective past, present or future property of such persons, the presence of asbestos-containing materials at any respective past, present or future property of such persons, or the release or threatened release of any contaminant into the environment by the Borrower or its predecessors-in-interest, or the release or threatened release of any contaminant into the environment from or at any facility to which the Borrower or its predecessors-in-interest sent or directly arranged the transport of any contaminant (collectively, the "INDEMNIFIED MATTERS"), provided, however, the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters caused by or resulting from the "willful misconduct" or "gross negligence" of such Indemnitee, as determined by a final, nonappealable order of a court of competent jurisdiction and (b) not to assert any claim against any of the Indemnified Parties on any theory of liability for special, indirect, consequential or punitive damages arising out of, or in any way in connection with, the loans made hereunder or the transactions evidenced by the

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agreements and documents executed and delivered in connection herewith, and/or any other matters governed by this Note and such other agreements and documents. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. The Lender agrees to notify the Borrower of the institution or assertion of any Indemnified Matter, but the parties hereto hereby agree that the failure to so notify the Borrower shall not release the Borrower from its obligations hereunder, except to the extent of any material increase in the liabilities of the Borrower hereunder directly resulting from such failure to receive notice from such Indemnitees. Amounts due under this Section 11 are referred to collectively in "Indemnification Obligations."

         12. Communications. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, sent by facsimile transmission or courier service or United States certified mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a facsimile transmission, or four (4) Business Days after deposit in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided herein) shall be as set forth below:

                  If to the Borrower:

                  c/o TIMCO Aviation Services, Inc.
                  623 Radar Road
                  Greensboro, North Carolina 27410
                  Attn:        Chief Financial Officer
                  Facsimile:   336-665-9011

                  with a copy to:

                  Akerman Senterfitt
                  One South East 3rd Avenue, 28th Floor
                  Miami, Florida 33131-1704
                  Attn:        Philip B. Schwartz
                  Facsimile:   305-374-5095

                  If to the Lender:

                  LJH, Ltd.
                  377 Neva Lane
                  Denison, Texas  75020
                  Attn:        Mr. Lacy Harber
                  Facsimile:  903-465-6514

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                  with a copy to:

                  ____________________________
                  ____________________________
                  ____________________________
                  ____________________________
                  Facsimile:  ________________

or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties to this Agreement.

         13. Security. The payment of this Note is secured as provided in that certain Amended and Restated Security Agreement, of even date herewith, among Borrower, certain subsidiaries of Borrower and Lender (together with all other instruments now or hereafter providing additional security for the obligations under this Note, the "SECURITY DOCUMENTS"). Reference is hereby made to the Security Documents for a description of the nature and extent of the security, the terms and conditions upon which the security was granted and the rights of Lender in respect thereof.

         14. Certain Waivers. Demand, presentment, diligence, protest and notice of nonpayment are hereby waived by the Borrower.

         15. Successors and Assigns. This Note shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lender. The rights hereunder of the Borrower, or any interest therein may not be assigned without the written consent of the Lender.

         16. Certain Rights. No failure or delay on the part of the Lender in the exercise of any power, right or privilege under this Note shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right. power or privilege. All rights and remedies existing under this Note are cumulative with and not exclusive of any rights or remedies otherwise available.

         17. Jurisdiction. THE LENDER AND THE BORROWER EACH IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY TEXAS STATE COURT OR FEDERAL COURT SITTING IN TEXAS, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS NOTE OR ANY OTHER AGREEMENT OR DOCUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE LENDER AND THE BORROWER AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY

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OTHER MANNER PROVIDED BY LAW. THE BORROWER WAIVES IN ALL DISPUTES ANY OBJECTION
THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

         18. Additional Waivers. BORROWER AGREES THAT THE LENDER SHALL HAVE THE RIGHT TO PROCEED AGAINST BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE THE LENDER TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE LENDER. BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY THE LENDER TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE LENDER. BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE LENDER MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

         19. Service of Process. BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER'S NOTICE ADDRESS SPECIFIED ABOVE, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) DAYS AFTER SUCH MAILING. BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE OR ANY OTHER AGREEMENT OR DOCUMENT EXECUTED AND DELIVERED IN CONNECTION THEREWITH IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

         20. TRIAL BY JURY WAIVER. EACH OF THE LENDER AND BORROWER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE. THE BORROWER OR THE LENDER MAY FILE AN ORIGINAL OR A COPY OF THIS NOTE WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         21. Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

         22. Advice of Counsel. Borrower represents and warrants to the Lender that it has discussed this Note with its counsel.

         23. Further Waivers. The obligations of the Borrower under the provisions hereof constitute full recourse obligations of the Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Note or any other circumstances whatsoever. Except as otherwise expressly provided herein, the Borrower hereby waives notice of the advance of the principal amount of the loan made hereunder, notice of occurrence of any Event of Default, or of any demand for any payment under this Note, notice of any action at any time taken or omitted by the Lender under or in respect of any of the obligations hereunder, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Note. The Borrower hereby assents to, and

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waives notice of, any extension or postponement of the time for the payment of any of such obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Lender at any time or times in respect of any default by the Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Note, any and all other indulgences whatsoever by the Lender in respect of any of such obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such obligations or the addition, substitution or release, in whole or in part, of the Borrower. Without limiting the generality of the foregoing, the Borrower assents to any other action or delay in acting or failure to act on the part of the Lender, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with the applicable laws or regulations thereunder which might, but for the provisions of this paragraph, afford grounds for terminating, discharging or relieving the Borrower, in whole or in part, from any of its obligations hereunder, it being the intention of the Borrower that, so long as any of the obligations evidenced by this Note remain unsatisfied, the obligations of the Borrower under this paragraph shall not be discharged except by performance and then only to the extent of such performance. The obligations of the Borrower under this paragraph shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement liquidation, reconstruction or similar proceeding with respect to the Borrower or the Lender. The liability of the Borrower hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of the Borrower or the Lender. The provisions of this paragraph are made for the benefit of the Lender and its successors and assigns, and may be enforced by any such person from time to time against the Borrower as often as occasion therefor may arise and without requirement on the part of any such person first to marshal any of its claims or to exercise any of its rights against any other person or to exhaust any remedies available to it against any other person or to resort to any other source or means of obtaining payment of any of the indebtedness evidenced hereto or to elect any other remedy. The provisions of this paragraph shall remain in effect until all the indebtedness evidenced hereby shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of such indebtedness, is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy or reorganization of the Borrower, or otherwise, the provisions of this paragraph will forthwith be reinstated in effect, as though such payment had not been made.

         24. NOTICE OF FINAL AGREEMENT. THIS WRITTEN NOTE REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         25. Headings. Section headings in this Note are included for convenience only and shall not constitute a part of this Note for any other purpose.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year first above written.

                            {SIGNATURE PAGE FOLLOWS}

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

TIMCO AVIATION SERVICES, INC.

By:   /s/ Roy T. Rimmer, Jr.
      --------------------------------------
Name: Roy T. Rimmer, Jr.
Title: Chairman and CEO

              SIGNATURE PAGE-TMAS PROMISSORY NOTE (MARCH 31, 2004)